SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  June 15, 1999



                              FALCON PRODUCTS, INC.
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                          1-11577                  43-0730877
----------------------------          ------------             ---------------
(State or Other Jurisdiction          (Commission              (IRS Employer
   of Incorporation)                  File Number)           Identification No.)


9387 Dielman Industrial Drive, St. Louis, Missouri               63132
---------------------------------------------------           ------------
(Address of Principal Executive Offices)                       (Zip Code)

                                 (314) 991-9200
                          -----------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable.
         (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 15, 1999, SY Acquisition, Inc., a wholly owned subsidiary of the Registrant (the "Purchaser") completed its cash tender offer (the "Tender Offer") for all of the outstanding shares of the common stock of Shelby Williams Industries, Inc. ("Shelby Williams") pursuant to an Agreement and Plan of Merger dated as of May 5, 1999 (the "Acquisition Agreement") providing for the Tender Offer and the "Merger" (defined below) whereupon Shelby Williams became a wholly owned subsidiary of Falcon. Shelby Williams is the leading designer, manufacturer and distributor of seating products used in the hospitality (including lodging, gaming, interval vacation and country club) and the food service industries. Shelby Williams will continue its operations as a subsidiary of the Registrant.

         The Purchaser accepted for payment the 8,613,271 shares (including 27,700 shares subject to guaranteed delivery) tendered in the Tender Offer at $16.50 per share for a total purchase price of $142,118,971.50. The purchase of the shares resulted in the Purchaser acquiring approximately 98% of the outstanding common stock of Shelby Williams. The completion of Purchaser's cash Tender Offer was followed by the merger of Purchaser with and into Shelby Williams on June 18, 1999 (the "Merger"), pursuant to which the remaining 148,146 shares of Shelby Williams common stock were converted into the right to receive $16.50 in cash. The purchase price for the Shelby Williams shares was determined pursuant to arms-length negotiations between the parties. The Registrant's source of funds for its acquisition of Shelby Williams consisted of
(i) the net proceeds of a term loan of $70,000,000 provided by DLJ Capital Funding, Inc., (ii) the net proceeds of the Registrant's ten year senior subordinated notes in the aggregate principal amount of $100,000,000, which notes were privately placed with certain institutional investors, and (iii) cash on hand of Registrant. Other than in connection with the Tender Offer and the Merger contemplated by the Acquisition Agreement, there was no material relationship between Shelby Williams, on the one hand, and the Registrant or any of its affiliates, or any director or officer of Registrant or any associate of any such director of officer, on the other hand.

ITEM 7.  FINANCIAL STATEMENTS

         (a) Financial Statements of Business Acquired

         Pursuant to Item 7(a)(4), the Registrant has not included the requisite financial statements. Registrant anticipates that it will file such financial statements on or before August 27, 1999.

         (b) Pro Forma Financial Information

         Pursuant to Item 7(b)(2), the Registrant has not included the requisite pro forma financial information. The Registrant anticipates that it will file such pro forma financial information on or before August 27, 1999.

         (c) Exhibits

         The following Exhibits are filed with this Report:

    Exhibit No.    Document
    -----------    --------

         2.1 Agreement and Plan of Merger dated as of May 5, 1999 among the Registrant, SY Acquisition, Inc. ("Purchaser") and Shelby Williams Industries, Inc. (the "Merger Agreement") filed as Exhibit (c)(1) to the Schedule 14D-1/Schedule 13D filed May 12, 1999 by Purchaser and the Registrant (the "Schedule") and incorporated herein by this reference.

         2.2 Supplement to the Merger Agreement dated May 5, 1999 filed as Exhibit (c)(2) of the Schedule, and incorporated herein by reference.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 28, 1999


                                        FALCON PRODUCTS, INC.


                                        By:    /s/ Michael J. Dreller
                                             -----------------------------------
                                             Michael J. Dreller,
                                             Vice President - Finance
                                             and Chief Financial Officer